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                                                                EXHIBIT 21.1


Name of Subsidiary of                        State or Country of
Aearo Corporation                            Organization
- -----------------                            ------------

Cabot Safety Corporation                     Delaware

Cabot Safety Intermediate Corporation        Delaware

Eastern Safety Equipment Co., Inc.           New York

CSC FSC, Inc.                                Virgin Islands

Cabot Safety Canada Corporation              Canada

Cabot Safety Limited                         United Kingdom

E-A-R SARL                                   France

E-A-R Iberica SA                             Spain

E-A-R Italian Srl                            Italy

E-A-R Arbeitsschutz GmbH                     Germany

Leif Anderzon Invest AB                      Sweden

Leif Palmaer Invest AB                       Sweden

Peltor Holding AB                            Sweden

Peltor AB                                    Sweden

Peltor Service AB                            Sweden

Peltor Fosaljnings AB                        Sweden

Peltor Forvaltnings AB                       Sweden

Telek AB                                     Sweden

Peltor Inc.                                  United States of America

Peltor Ltd.                                  United Kingdom

Peltor AG                                    Switzerland


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Peltor GmbH                                  Germany

Peltor SARL                                  France

Peltor Elektronik HB (partnership)           Sweden

Peltor Pressarverkstad HB (partnership)      Sweden

Peltor Plastsprutning HB (partnership)       Sweden

Peltor Plastsvetsning HB (partnership)       Sweden

Peltor Mekanik HB (partnership)              Sweden

Peltor Montering HB (partnership)            Sweden

Peltor Utveckling HB (partnership)           Sweden